Exhibit 99.1
                                     [LOGO]

                          NEW PEOPLES BANKSHARES, INC.

                             SUBSCRIPTION AGREEMENT

         Subject to the terms of the offering described in the Prospectus dated ________ __, 2002 (the "Prospectus") of New Peoples Bankshares, Inc. (the "Company"), I hereby subscribe for the number of shares of common stock of the Company set forth below for a purchase price of $10.00 per share. Enclosed with this Subscription Agreement is my check made payable to "New Peoples Bankshares, Inc." evidencing $10.00 for each share subscribed for, which funds are to be deposited in the Company's general corporate accounts for use as described in the Prospectus.

         I understand that my subscription is conditioned upon acceptance by the Company. I further understand that the Company, in its sole discretion, may reject my subscription in whole or in part and may allot to me fewer shares than I have subscribed for. In the event that the offering is terminated, funds paid under this Subscription Agreement will be returned to me with no interest earned.


         I certify that I have received a copy of the Prospectus and that I am relying on no representations other than those set forth in the Prospectus. I understand that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon me. I further understand and agree that my right to purchase shares hereunder may not be assigned or transferred to any third party without the express written consent of the Company.



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Signature *                                Additional Signature
                                           (If required)

Date
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         *If joint  tenancy,  tenancy-by-the-entirety  or  tenants  in common is desired, both names and signatures are required; if a corporation, this Agreement must be executed by its president; if a trust, by all trustees; if by a partnership, by any general partner.

         Please complete the reverse side.

             Accepted by:
             NEW PEOPLES BANKSHARES, INC.


             By:
                ------------------------------------ --------------------------
             Name:                                   Date
             Title:


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                          NEW PEOPLES BANKSHARES, INC.
                             STOCK REGISTRATION FORM
                                  PLEASE PRINT

Number of Shares Subscribed:
                            ---------------------------------------------------

Aggregate Price Included ($10.00 per share):
                                            -----------------------------------

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Name(s) in which stock is to be registered

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Address (Street or P. O. Box)

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City, State and Zip

(        )                                 (        )
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Daytime Phone                              Evening Phone

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Taxpayer I.D. (Social Security NO.)        Email Address

Legal form of ownership (PLEASE CIRCLE):
o Individual                          o Joint Tenants with Right of Survivorship
o Tenants in Common                   o Uniform Transfers to Minors
o Tenancy-by-the-entirety             o Other:



         Complete all blanks on this Subscription Agreement, make checks payable to "New Peoples Bankshares, Inc." and mail or deliver this Subscription Agreement and check to:

                               Ms. Sereada Schiano
                          New Peoples Bankshares, Inc.
                                  2 Gent Drive
                             Honaker, Virginia 24260



         Any questions concerning subscriptions or the subscription offering may be directed to the above address. The phone number of Ms. Schiano is (276) 963-5800.